UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2009

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27120	36-3316412
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 713-2100

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 19, 2009, the Board of Directors of Kensey Nash Corporation (the “Company”) announced the declaration of a dividend of one Right (a “Right”) for each outstanding share of Common Stock, par value $0.001 per share (the “Common Shares”), of the Company. The dividend is payable to the stockholders of record as of the close of business on June 19, 2009 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company at a price of $200.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. However, no Right may be exercised on or before the Distribution Date. The description and terms of the Rights are set forth in a Rights Agreement, dated as of June 18, 2009, as it may from time to time be supplemented or amended (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

Until the earlier of (1) the close of business on the tenth business day after the first public announcement that a person or entity (“Person”) or group of affiliated or associated Persons has acquired beneficial ownership (including through derivative transactions as provided in the Rights Agreement) of Common Shares equal to or in excess of 15% or more of the then-outstanding Common Shares (an “Acquiring Person”), or (2) the close of business on the tenth business day (or such later date as may be determined by action of the Company’s Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership of such Person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced by the Common Share certificates (or, for Common Shares held in book-entry accounts through the direct registration services of the Company’s transfer agent, by such book-entry accounts (together with direct registration transaction advice with respect to such Common Shares)) and will be transferable only by the transfer of the Common Shares associated with such Rights, and any transfer of the Common Shares (including a transfer to the Company) will constitute a transfer of the Rights. Notwithstanding the foregoing, no Person will become an “Acquiring Person” as the result of (a) an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to 15% or more of the Common Shares then outstanding, or (b) the acquisition by such Person of newly-issued Common Shares directly from the Company (it being understood that a purchase from an underwriter or other intermediary is not directly from the Company); provided, however, that if a Person becomes the beneficial owner of Common Shares equal to or in excess of 15% of the Common Shares then outstanding by reason of share purchases by the Company or the receipt of newly-issued Common Shares directly from the Company and, after such share purchases or direct issuance by the Company, becomes the beneficial owner of any additional Common Shares of the Company and is the beneficial owner of Common Shares equal to or in excess of 15% of the Common Shares then outstanding, then such Person shall be deemed to be an “Acquiring Person.” In addition, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person” has become such inadvertently, and such Person divests as promptly as practicable (or within such period of time as the Board of Directors of the Company determines as reasonable) a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” then such Person shall not be deemed to be an “Acquiring Person.” As described below, after a Person or group becomes an Acquiring Person, the Rights may not be redeemed or amended.

Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a legend incorporating the Rights Agreement by reference (or, for Common Shares held in book-entry accounts through the direct registration service of the Company’s transfer agent, a legend on the direct registration transaction advice with respect to such shares.) Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights. In the event the Company elects to distribute any Rights by crediting book-entry accounts, separate Rights Certificates will not be issued with respect to some or all of the Rights and any legend required on a Rights Certificate will be placed on the direct registration transaction advice with respect to such Rights.

The Rights will expire on June 19, 2019 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are redeemed earlier by the Company, in each case, as described below.

If a Person or group of affiliated or associated Persons becomes an Acquiring Person, each holder of a Right (other than those described in the next sentence) will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right instead of Preferred Shares. All Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (and certain related Persons or transferees) will be null and void.

At any time after a Person or group becomes an Acquiring Person and prior to the acquisition by such Person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Person or group that have become null and void), in whole or in part, without any additional payment, for Common Shares, at an exchange ratio of one Common Share (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges) per Right (subject to adjustment).

At any time after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, if (1) the Company is the surviving corporation in a merger with any other company or entity, (2) the Company is acquired in a merger or other business combination transaction, (3) 50% or more of the Company’s consolidated assets or earning power are sold, or (4) an Acquiring Person engages in certain “self-dealing” transactions with the Company, each holder of a Right (other than those whose Rights have become null and void) will thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price of the Right, that number of shares of common stock of the surviving or acquiring company which at the time of such transaction has a market value of two times the Purchase Price of such Right.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

At any time prior to a Person or group becoming an Acquiring Person, the Board of Directors of the Company may redeem all, but not less than all, of the Rights at a price of $.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Any of the provisions of the Rights may be amended by the Board of Directors in its sole discretion. However, after a Person or group becomes an Acquiring Person, any such amendment must not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person and certain related Persons and transferees).

Pursuant to the Certificate of Designations of Series A Junior Participating Preferred Stock, there are 25,000 Preferred Shares authorized for issuance. Each Preferred Share will entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company, and the holders of the Preferred Shares and the holders of Common Shares and any other capital stock of the Company having general voting rights will vote together as one class on all matters submitted to a vote of the stockholders of the Company. Holders of the Preferred Shares will be entitled to receive, when, as and if declared by the Board of Directors, dividends payable when and as dividends are declared on the Common Shares in an amount, subject to adjustment, equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount of all non-cash dividends or other distributions, declared on the Common Shares. Upon any liquidation, dissolution or winding up of the Company, no distribution may be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Shares unless the holders of Preferred Shares have received an aggregate amount per Preferred Share, subject to adjustment, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Shares and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Preferred Shares, unless simultaneously distributions are made ratably on the Preferred Shares and all other shares of such parity stock in proportion to the total amounts to which the holders of Preferred Shares are entitled under clause (i) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as Exhibit 4.1 to this Current Report on Form 8-K, and a copy of the Certificate of Designations of Series A Junior Participating Preferred Stock is attached as Exhibit. 3.1 to this Current Report on Form 8-K. This summary description of the Rights, the Rights Agreement and the Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the Certificate of Designations of Series A Junior Participating Preferred Stock, which are incorporated herein by reference.

The Rights will have certain anti-takeover effects. The Rights will cause substantial dilution to any Person or group that attempts to acquire the Company without the approval of the Company’s Board of Directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the Company even if such acquisition may be favorable to the interests of the Company’s stockholders. Because the Company’s Board of Directors can redeem the Rights and amend the Rights Agreement in any respect prior to a Person or group becoming an Acquiring Person, the Rights should not interfere with a merger or other business combination approved by the Board of Directors of the Company.

The Company filed a press release dated June 19, 2009 announcing the adoption of the Rights Agreement, a copy of which is included herewith as Exhibit 99.1.

Item 3.03. Material Modification to Rights of Security Holders.

See the disclosure set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, which is incorporated into this Item 3.03 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 18, 2009, the Company filed a Certificate of Designations of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware. See the disclosure set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K for a description of the rights and preferences of the Preferred Shares issuable upon exercise of the Rights. As indicated under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, a copy of the Certificate of Designations of Series A Junior Participating Preferred Stock is attached as Exhibit. 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Further, on June 17, 2009, the Board of Directors of the Company approved the Third Amended and Restated Bylaws of the Company (the “Third Amended and Restated Bylaws”), to amend and restate the Second Amended and Restated Bylaws of the Company (the “Second Amended and Restated Bylaws”), effective immediately. The Third Amended and Restated Bylaws reflect modifications to the advance notice provisions in the Third Amended and Restated Bylaws, which are the provisions requiring a stockholder to (1) provide prior notice to the Company that the stockholder intends to nominate director candidates or bring business before a stockholder meeting and (2) provide information as to such candidates or business. The Third Amended and Restated Bylaws increase the breadth of information that must be provided to the Secretary of the Company by stockholders (1) nominating individuals to serve as directors of the Company, and (2) proposing to bring any other business before a stockholder meeting. The required information includes, among other things:

o	a description of the proposed business, and any material interests in such business;
o	information regarding the proposing stockholder and its associates;
o

information regarding securities of the Company beneficially owned by such stockholder and its associates, as well as any derivative instruments and short positions with respect to the Company’s securities of such stockholder and its associates; and

o	disclosure regarding whether such stockholder intends to deliver to the Company’s stockholders a proxy statement and form of proxy in connection with the proposed business.

A stockholder nominating a director candidate is also required to provide to the Secretary of the Company the following as to each director nominee:

o

information required by SEC rules and regulations in connection with solicitations of proxies for the election of directors (including such nominee’s consent to being named in the proxy statement as a nominee and to serving as a director if elected);

o	disclosure regarding any commitment as to how such nominee, if elected as a director, will act or vote on any issue;
o	disclosure regarding any agreement with any person other than the Company with respect to any compensation, reimbursement or indemnification in connection with service as a director; and
o	at the request of the Board of Directors of the Company, (a) a completed Director and Officer Questionnaire, and (b) such nominee’s consent to the Company’s engaging in a background check.

The Third Amended and Restated Bylaws modify the advance notice provisions with respect to both stockholder proposals of business (other than proposals to be included in the Company’s proxy materials pursuant to the federal proxy rules) and the nomination of directors, for consideration at annual meetings of the stockholders of the Company. In each case, to be timely, a stockholder will have to provide notice to the Company not less than 90 and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting of the Company’s stockholders, subject to specified exceptions.

Accordingly, for the 2009 annual meeting of stockholders of the Company, a stockholder of the Company must deliver notice to the Company for the nomination of directors or other proposed business (other than proposals to be included in the Company’s proxy materials pursuant to the federal proxy rules) no earlier than August 12, 2009 and no later than September 11, 2009.

Further, the Third Amended and Restated Bylaws reflect recent amendments to the General Corporation Law of the State of Delaware (the “DGCL”) that will permit the board of directors of a Delaware corporation, after August 1, 2009, to set a record date for determining the stockholders entitled to vote at a meeting that is later than the record date for determining the stockholders entitled to notice of the meeting. The changes contained in the Third Amended and Restated Bylaws will provide the Board of Directors of the Company with the flexibility to set such distinct record dates (after August 1, 2009) if it desires to do so. These DGCL amendments are designed to enable companies to address the “empty-voting problem,” resulting when stockholders have a voting right for a particular meeting but no longer hold an economic interest in the corporation on the date of the stockholder meeting.

In addition, the Third Amended and Restated Bylaws reflect modifications for technological advancements now permitted under the DGCL, including that:

o	voting lists may be maintained on “a reasonably accessible electronic network;”

o	notices of stockholder meetings may be made, in addition to traditional written communications, by means of electronic transmission;

o	stockholders may vote at any stockholder meeting, in addition to traditional writing, by means of electronic transmission; and

o	the Board of Directors may take informal action other than at a meeting, by means of, in addition to traditional written consent, consent through electronic transmission.

The Third Amended and Restated Bylaws further revised the Second Amended and Restated Bylaws to reflect changes in the DGCL and otherwise modernize the Second Amended and Restated Bylaws.

The above description of the Third Amended and Restated Bylaws is qualified in its entirety by reference to the complete text of the Third Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference, and a marked copy of the Third Amended and Restated Bylaws, showing the changes from the Second Amended and Restated Bylaws, as amended, is attached hereto as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Kensey Nash Corporation.
3.2	Third Amended and Restated Bylaws of Kensey Nash Corporation.
3.3	Marked Third Amended and Restated Bylaws of Kensey Nash Corporation (marked against the Second Amended and Restated Bylaws, as amended).
4.1

Rights Agreement, dated as of June 18, 2009, by and between Kensey Nash Corporation and Computershare Trust Company, N.A., as Rights Agent (which includes as: Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock; Exhibit B the Form of Rights Certificates; and Exhibit C the Summary of Rights to Purchase Preferred Stock).

99.1	Press Release of Company dated June 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/s/ Michael Celano

Name:	Michael Celano
Title:	Chief Financial Officer

Dated: June 19, 2009

Exhibit Index

Exhibit Number	Description of Exhibits
3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Kensey Nash Corporation.
3.2	Third Amended and Restated Bylaws of Kensey Nash Corporation.
3.3	Marked Third Amended and Restated Bylaws of Kensey Nash Corporation (marked against the Second Amended and Restated Bylaws, as amended).
4.1

Rights Agreement, dated as of June 18, 2009, by and between Kensey Nash Corporation and Computershare Trust Company, N.A., as Rights Agent (which includes as: Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock; Exhibit B the Form of Rights Certificates; and Exhibit C the Summary of Rights to Purchase Preferred Stock).

99.1	Press Release of Company dated June 19, 2009